UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
(Date of Report (date of earliest event reported)): November 2, 2006
National Bancshares Corporation
(Exact name of registrant specified in its charter)

Ohio	0-14773	34-1518564

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West Market Street, Orrville, Ohio	44667

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (330) 682-1010
[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective November 1, 2006 Mr. Charles J. Dolezal has retired as President and as a Director of National Bancshares Corporation. Additionally, Mr. Dolezal has retired as Chairman of the Board, President and Chief Executive Officer of First National Bank. On April, 28, 2006, a Form 8-K outlining Mr. Dolezal’s intention to retire was filed with the SEC and further details regarding Mr. Dolezal’s separation and release agreement were attached as Exhibit 10.4 to National Bancshares Corporation’s Form 10-Q Quarterly Report for the Quarter Ended June 30, 2006.
As part of Mr. Dolezal’s separation agreement, he is entitled to receive $220,000, his regular salary during the 12-month period of November 1, 2006 through October 31, 2007. He will receive half of this separation pay on May 1, 2007 and the remaining balance is to be paid in twelve (12) bi-monthly payments there after, through October 31, 2007. During the period of November 1, 2006 through October 31, 2007, Mr. Dolezal will be eligible to participate in the employee health care plan. The Bank will continue to provide these health benefits under the same economic terms and conditions as active employees, with the current employee contribution being take out of each payroll check consistent with the Bank’s normal payroll practices. The Bank will pay for outplacement services at a maximum cost to the Bank of $10,000. In lieu of outplacement, Mr. Dolezal may take the $10,000.00 in a lump sum payment. As a director of the Bank, Mr. Dolezal participated in the Directors Defined Benefit Plan. Under this plan, Mr. Dolezal will be entitled to an annual retirement benefit of $13,000 for life with payments starting at age 70. Additionally, as a director, Mr. Dolezal was entitled to defer his director’s fees. As compensation for deferring these fees, Mr. Dolezal was entitled to interest on his deferred director’s fees at the greater of 8.0% or two times the December 31 treasury rate at each year end. Under this plan, Mr. Dolezal is entitled to approximately $132,000.
     Effective November 1, 2006 Mr. James F. Woolley has retired from the Board of Directors of National Bancshares Corporation and the Board of Directors of its wholly owned subsidiary First National Bank. Mr. Woolley served on the Executive Committee. The reason for Mr. Woolley’s retirement relates to the Bank’s By-Laws, which require a director to retire upon reaching the age of 70. As a director of the Bank, Mr. Woolley participated in the Directors Defined Benefit Plan. Under this plan, Mr. Woolley is entitled to an annual retirement benefit of $13,000 for life with payments starting at age 70. Additionally, as a director, Mr. Woolley was entitled to defer his director’s fees. As compensation for deferring these fees, Mr. Woolley was entitled to interest on his deferred director’s fees at the greater of 8.0% or two times the December 31 treasury rate at each year end. Under this plan, Mr. Woolley is entitled to approximately $166,000.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bancshares Corporation
Date: November 1, 2006	/s/ Marc Valentin

Marc Valentin, CPA Sr. Executive Vice President and Treasurer, Principal Accounting Officer